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                                                                   EXHIBIT 22.1

                         Subsidiaries of Inforte Corp.

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
Name of Subsidiary                                                                                   Jurisdiction
------------------                                                                                   ------------
Inforte Investments, Inc.                                                                              Delaware
   Inforte Investments I, LP (owned 99.5% by Inforte Investments, Inc. and 0.5% by Inforte
     Corp.)                                                                                            Delaware
       Inforte Investments II, LP (owned 99.5% by Inforte Investments I, LP and 0.5% by Inforte
         Investments, Inc.)                                                                            Delaware
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